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                                                                    EXHIBIT 99.1

[GRAPHIC OMITTED]


CONTACT:  JAMES M. POWERS, JR.
          PRESIDENT AND CHIEF EXECUTIVE OFFICER
          (602) 952-1200


                  ILINC COMMUNICATIONS TERMINATES TENDER OFFER
                  --------------------------------------------

PHOENIX, Arizona (April 29, 2005) iLinc Communications, Inc. (AMEX:ILC), developers of one of the most feature-rich and secure Web conferencing and integrated audio conferencing solutions, today announced that it is terminating its previously announced offer to exchange its common stock and warrants to purchase common stock for its outstanding 12% convertible subordinated promissory notes.

The Company decided to terminate the tender offer because, in the Company's judgment, the Company's recent financial performance considered in light of the trading price of the Company's common stock, indicated that the dilution that would have occurred to existing holders of common stock now is too great and materially impairs the contemplated benefits of the offer at the time it was commenced. All notes tendered to the Company will be promptly returned to the tendering holders.

The Company will instead address funding its growth, capital needs and adjustments to its capital structure through other means. Alternatives under consideration include raising additional capital that could be used to extinguish debt or provide funding for further growth.

ABOUT ILINC COMMUNICATIONS, INC.
iLinc Communications, Inc. is a leading developer of conferencing products and services for highly secure and cost-effective collaborative online meetings, presentations, and training sessions. The Company provides integrated Web and audio conferencing as a Web-based service, onsite installable software, or through hybrid ownership licensing in which customers pay a one-time fee for unlimited conferencing yet the software is hosted by iLinc. Our products and services include the iLinc suite of Web Conferencing software (MeetingLinc, LearnLinc, ConferenceLinc, and SupportLinc); Phone (Audio) Conferencing Services; On-Demand Conferencing; and EventPlus, a service for professionally managed online and audio conferencing events. iLinc's products and services are used by organizations worldwide in sales, HR and training, marketing, and customer support. More information about the Phoenix-based company may be found on the Web at www.iLinc.com.

THIS PRESS RELEASE CONTAINS INFORMATION THAT CONSTITUTES FORWARD-LOOKING STATEMENTS MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. ANY SUCH FORWARD-LOOKING STATEMENTS INVOLVE RISK AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM ANY FUTURE RESULTS DESCRIBED WITHIN THE FORWARD-LOOKING STATEMENTS. FACTORS THAT COULD CONTRIBUTE TO SUCH DIFFERENCES INCLUDE THE RATE OF ACCEPTANCE OF THE COMPANY'S PRODUCTS AND SERVICES BY CUSTOMERS, CHANGES IN THE WEB CONFERENCING AND AUDIO CONFERENCING MARKET IN GENERAL, THE ACCEPTANCE OF NEW PRODUCTS, THE COMPANY'S NEED FOR WORKING CAPITAL, THE RESULT OF PENDED LITIGATION, THE COMPETITION THE COMPANY FACES FROM LARGER AND MORE WELL-CAPITALIZED COMPETITORS, AND OTHER MATTERS MORE FULLY DISCLOSED IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K, QUARTERLY REPORTS ON FORM 10-Q, AND OTHER REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE FORWARD-LOOKING INFORMATION PROVIDED HEREIN REPRESENTS THE COMPANY'S ESTIMATES AND EXPECTATIONS AS OF THE DATE OF THE PRESS RELEASE, AND SUBSEQUENT EVENTS AND DEVELOPMENTS MAY CAUSE THE COMPANY'S ESTIMATES AND EXPECTATIONS TO CHANGE. THE COMPANY SPECIFICALLY DISCLAIMS ANY OBLIGATION TO UPDATE THE FORWARD-LOOKING INFORMATION IN THE FUTURE. THEREFORE, THIS FORWARD-LOOKING INFORMATION SHOULD NOT BE RELIED UPON AS REPRESENTING THE COMPANY'S ESTIMATES AND EXPECTATIONS OF ITS FUTURE FINANCIAL PERFORMANCE AS OF ANY DATE SUBSEQUENT TO THE DATE OF THIS PRESS RELEASE.


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